 Exhibit 5.1

Protopia Global Holdings Inc.	D + 852 3656 6061
E florence.chan@ogier.com

Reference: FYC/JLN/504704.00001

20 January 2023

Dear Sirs

Protopia Global Holdings Inc. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of up to 1,000,000 Ordinary Shares (as defined below) of par value of US$0.00001 par value each (the IPO Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. The headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 18 August 2022 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company as filed with the Registrar on 18 August 2022 (the Memorandum and Articles);

(c)	a certificate of good standing dated 16 January 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a copy of the register of directors and officers of the Company as filed with the Registrar on 24 October 2022 and provided to us on 29 December 2022 (the ROD);

Ogier

British Virgin Islands, Cayman Islands, Guernsey,

Jersey and Luxembourg practitioners

Floor 11 Central Tower

28 Queen's Road Central

Central	Partners
Hong Kong	Nicholas Plowman	Justin Davis
	Nathan Powell	Florence Chan
T +852 3656 6000	Anthony Oakes	Lin Han
F +852 3656 6001	Oliver Payne	Cecilia Li
ogier.com	Kate Hodson	James Bergstrom
	David Nelson	Marcus Leese
Michael Snape

(e)	a copy of the register of members of the Company provided to us on 29 December 2022 (the ROM, and together with the ROD, the Registers);

(f)	a certificate from a director of the Company dated 18 January 2023 as to certain matters of facts (the Director's Certificate);

(g)	a copy of the written resolutions of the directors of the Company dated 18 January 2023 approving the Company's filing of the Registration Statement and issuance of the IPO Shares (the Board Resolutions); and

(h)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director's Certificate is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolution remains in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	the maximum number of IPO Shares to be issued by the Company would not exceed the Company's authorised share capital and the consideration payable for each IPO Share shall be no less than the par value of US$0.00001 each;

(i)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any IPO Shares and none of the IPO Shares have been offered or issued to residents of the Cayman Islands;

(j)	the Company is, and after the allotment and issuance of the IPO Shares, be able to pay its liabilities as they fall due; and

(k)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share capital

(b)	The authorised share capital of the Company is US$5,000 divided into 500,000,000 ordinary shares of a par value of US$0.00001 each (the Ordinary Shares).

Valid Issuance of IPO Shares

(c)	The IPO Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised and, when:

(i)	issued and allotted by the Company against payment in full therefor in accordance with the terms set out in the Registration Statement and the Company's then effective memorandum and articles of association; and

(ii)	such issuance of IPO Shares have been fully registered in the Company's register of members as fully paid shares, will be validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(d)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Is lands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfillment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the IPO Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier